Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Third Quarter 2018 Results
Highlights

•
GAAP total revenue of $1.11 billion and $3.24 billion for the three and nine months ended September 30, 2018, respectively. Combined Company ASC 606 adjusted service revenue of $1.12 billion and $3.26 billion for the three and nine months ended September 30, 2018, respectively.

•
Combined Company ASC 605 net new business awards of $920.2 million and $2.85 billion for the three and nine months ended September 30, 2018, representing book-to-bill ratios of 1.17x and 1.21x, respectively.

◦
Clinical Solutions segment net awards of $676.0 million and $2.08 billion for the three and nine months ended September 30, 2018, respectively, resulting in three-, nine-, and trailing twelve-month book-to-bill ratios of 1.24x, 1.27x, and 1.24x, respectively.

◦
Commercial Solutions segment net awards of $244.2 million and $772.4 million, for the three and nine months ended September 30, 2018, respectively, representing book-to-bill ratios of 1.00x and 1.08x, respectively.

•	GAAP diluted loss per share of $0.10 and $0.21 for the three and nine months ended September 30, 2018, respectively.

•	Combined Company ASC 606 adjusted diluted earnings per share of $0.75 and $1.92 for the three and nine months ended September 30, 2018, respectively.

•	Completed acquisition of Kinapse, a provider of advisory and operational solutions to the global life sciences industry.

•	Updating full year 2018 guidance.
RALEIGH, N.C. -- November 6, 2018 -- Syneos Health (Nasdaq:SYNH), a leading biopharmaceutical solutions organization combining a CRO (Contract Research Organization) and a CCO (Contract Commercial Organization), today reported financial results for the third quarter and nine months ended September 30, 2018. Following the merger with inVentiv Health in August 2017 (the "Merger") and to aid investors and analysts with year-over-year comparability of results for the merged business, this press release includes certain "Combined Company" metrics that represent combined financial information of INC Research and inVentiv Health as if the Merger had taken place on January 1, 2017. Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measure.
“We had a solid third quarter across the business, including the return of our Commercial Solutions Segment to year-over-year growth,” said Alistair Macdonald, Chief Executive Officer of Syneos Health. “Additionally, we continued to bolster our end-to-end offering with the recent Kinapse acquisition, a leading advisory and operational solutions provider, further enhancing our integrated model with differentiating capabilities. With our Merger integration efforts progressing ahead of schedule in all phases of operations and delivery, we believe we are well-positioned to create a strong foundation for 2019 and beyond."

Impact of the Adoption of ASC 606
The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. The prior periods were not revised under this guidance and remain as previously reported. As a result of adopting the standard, the Company is no longer permitted to present service revenue and revenue associated with reimbursable out-of-pocket expenses (reimbursable revenue) separately in the statements of operations. The adoption of ASC 606 lowered the Company’s total revenue and income from operations compared to the treatment under ASC 605, and such delayed revenue recognition is expected to continue until the portfolio of contracts mature.
The following schedule includes a comparison of the third quarter and year-to-date 2018 financial results as reported compared to results presented as if the previous accounting guidance (ASC 605) had been in effect. The adoption of ASC 606 lowered the Company's total revenue and income from operations, and had no impact on its cash flows from operations.

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$1,114,918	$787,502	$592,207
Reimbursable out-of-pocket expenses	—	332,853	230,121
Total revenue	1,114,918	1,120,355	822,328
Direct costs (exclusive of depreciation and amortization)	539,570	539,239	405,798
Reimbursable out-of-pocket expenses	332,644	332,853	230,121
Selling, general, and administrative	96,943	97,737	88,855
Restructuring and other costs	19,349	19,349	6,670
Transaction and integration-related expenses	18,561	18,561	84,340
Asset impairment charges	—	—	30,000
Depreciation	17,639	17,639	14,049
Amortization	50,395	50,395	51,383
Total operating expenses	1,075,101	1,075,773	911,216
Income (loss) from operations	$39,817	$44,582	$(88,888)

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$3,244,644	$2,344,021	$1,102,372
Reimbursable out-of-pocket expenses	—	942,396	493,009
Total revenue	3,244,644	3,286,417	1,595,381
Direct costs (exclusive of depreciation and amortization)	1,619,620	1,624,249	722,643
Reimbursable out-of-pocket expenses	940,882	942,396	493,009
Selling, general, and administrative	296,420	298,266	176,320
Restructuring and other costs	41,647	41,647	12,626
Transaction and integration-related expenses	61,804	61,804	108,081
Asset impairment charges	—	—	30,000
Depreciation	53,224	53,224	26,279
Amortization	150,333	150,333	70,309
Total operating expenses	3,163,930	3,171,919	1,639,267
Income (loss) from operations	$80,714	$114,498	$(43,886)

Third Quarter and Year-to-Date 2018 Results
GAAP service revenue for the three months ended September 30, 2018 was $1.11 billion, an increase of $522.7 million, or 88.3%, compared to $592.2 million in the same period of 2017. GAAP service revenue for the nine months ended September 30, 2018 was $3.24 billion, an increase of $2.14 billion, or 194.3%, compared to $1.10 billion in the same period of 2017. Excluding reimbursable revenue of $332.6 million and $940.9 million for the three and nine months ended September 30, 2018, respectively, the service revenue increase was primarily due to the Merger with inVentiv Health in August 2017.
Combined Company adjusted service revenue under ASC 605 increased during the three months ended September 30, 2018 by $21.1 million, or 2.8%, to $787.7 million from $766.6 million during the three months ended September 30, 2017. Combined Company adjusted service revenue under ASC 605 increased during the nine months ended September 30, 2018 by $15.2 million, or 0.7%, to $2.35 billion from $2.33 billion during the nine months ended September 30, 2017. The increase during three months ended September 30, 2018 was driven by revenue growth in both segments , as discussed below, partially offset by a foreign currency exchange loss of $3.1 million during the third quarter of 2018. The increase for the nine months ended September 30, 2018 was driven by revenue growth in the Clinical Solutions segment and a foreign currency exchange benefit of $13.9 million, which was largely offset by a revenue decline in the Commercial Solutions segment, as discussed below.
GAAP Clinical Solutions service revenue for the three and nine months ended September 30, 2018 was $819.2 million and $2.39 billion, respectively. Under ASC 605, the Combined Company Clinical Solutions segment generated $543.6 million of adjusted service revenue during the three months ended September 30, 2018, representing an increase of $10.2 million or 1.9%, compared to $533.4 million during the three months ended September 30, 2017. Under ASC 605, the Combined Company Clinical Solutions segment generated $1.63 billion of adjusted service revenue during the nine months ended September 30, 2018, representing an increase of $53.4 million, or 3.4%, compared to $1.58 billion during the nine months ended September 30, 2017. These increases were primarily due to revenue from strong net awards in the previous 12 months, partially offset by delays in the startup of awards, along with an unfavorable revenue mix during the third quarter of 2018.
GAAP Commercial Solutions service revenue for the three and nine months ended September 30, 2018 was $295.7 million and $854.7 million, respectively. Adjusted service revenue from the Company's Commercial Solutions segment increased for the second sequential quarter. The Combined Company Commercial Solutions segment generated $244.1 million of adjusted service revenue under ASC 605 during the three months ended September 30, 2018, an increase of $10.9 million, or 4.7%, compared to $233.2 million during the three months ended September 30, 2017. The Combined Company Commercial Solutions segment generated $714.6 million of adjusted service revenue under ASC 605 during the nine months ended September 30, 2018, a decrease of $38.3 million, or 5.1%, compared to $752.9 million during the nine months ended September 30, 2017. The year-over-year decrease was primarily due to project cancellations and customer downsizing during 2017 impacting revenue from the Company's selling solutions and communications service offerings, along with lower new business awards in 2017 that reduced 2018 revenue during the first half of 2018.
Combined Company adjusted EBITDA for the three and nine months ended September 30, 2018 under ASC 605 increased to $160.5 million and $450.2 million, or 20.4% and 19.2%, respectively, of adjusted service revenue, compared to $138.9 million and $424.5 million, or 18.1% and 18.2%, respectively, of adjusted service revenue during the three and nine months ended September 30, 2017. This resulted in growth in the Combined Company adjusted EBITDA of 15.6% and 6.1%, respectively, for the three and nine months ended September 30, 2018, compared to the same periods in prior year. These increases were a result of realized synergies, revenue growth, and other cost management initiatives during 2018, partially offset by the impact of unfavorable revenue mix in our Clinical Solutions segment during the three months ended September 30, 2018. Fluctuations in foreign exchange rates resulted in a positive impact on Combined Company adjusted EBITDA of $3.2 million during the three months ended September 30, 2018 and a negative impact of $5.8 million during the nine months ended September 30, 2018.
GAAP net loss for the three months ended September 30, 2018 was $10.4 million resulting in diluted loss per share of $0.10, compared to net loss of $148.0 million resulting in diluted loss per share of $1.70 for the three months ended September 30, 2017. GAAP net loss for the nine months ended September 30, 2018 was $21.4 million, or a $0.21 diluted loss per share, compared to net loss of $123.4 million, or a $1.90 diluted loss per share, for the nine months ended September 30, 2017. Combined Company adjusted net income under ASC 605 during the three and nine months ended September 30, 2018 was $80.3 million and $219.5 million resulting in diluted earnings per share of $0.77 and $2.10, respectively, compared to $56.5 million and $164.2 million resulting in diluted earnings per share of $0.54 and $1.56, respectively, during the three and nine months ended September 30, 2017. This resulted in growth of 42.6% and 34.6% in the Combined Company adjusted diluted earnings per share for the three and nine months ended September 30, 2018, respectively, compared to the same periods in prior year. These increases in the Combined Company adjusted net income were primarily due to growth in adjusted EBITDA, lower interest expense, the reduction of the Company's non-GAAP tax rate to 27.5%, and share repurchases during the first half of 2018.
Under ASC 605, net new business awards were $920.2 million and $2.85 billion for the three and nine months ended September 30, 2018, representing book-to-bill ratios of 1.17x and 1.21x, respectively. Clinical Solutions and Commercial Solutions net new business awards for the three months ended September 30, 2018 were $676.0 million and $244.2 million, representing book-to-bill ratios of 1.24x and 1.00x, respectively. Clinical Solutions and Commercial Solutions net new business awards for the nine months ended September 30, 2018 were $2.08 billion and $772.4 million, representing book-to-bill ratios of 1.27x and 1.08x, respectively. Clinical Solutions Combined Company net new business awards have maintained a trailing twelve-month book-to-bill ratio of 1.24x. As of September 30, 2018, ending backlog under ASC 605 for Clinical Solutions and the selling solutions offering within Commercial Solutions was $4.22 billion and $460.3 million, respectively.
Capital Management Update
During the three months ended September 30, 2018, the Company borrowed $183.6 million under its accounts receivable financing agreement and used the proceeds to reduce the principal balance on its Term Loan B as the borrowings under the financing agreement bear a lower interest rate than the term loans. The Company also repaid an additional $36.7 million to reduce its term loan debt balances during the three months ended September 30, 2018. Since the closing of the Merger, the Company has reduced its total outstanding debt by $186.2 million, resulting in expected annual interest expense savings of $9.7 million.

Full Year 2018 Business Outlook
The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and estimated Merger synergies, net of reinvestments. Furthermore, the below guidance is based on current foreign currency exchange rates, current interest rates, and expected tax rate. The guidance is based upon the Company's estimated diluted share count, excluding any share repurchases subsequent to the third quarter of 2018. The Company's guidance for the full year of 2018 is outlined below and has been prepared under the revenue recognition requirements of ASC 606:

	ASC 606 Guidance Issued:
	August 2, 2018		November 6, 2018
	Low	High	Low	High
	(in millions, except per share data)
Adjusted service revenue	$4,400	$4,550	$4,375	$4,435
Clinical Solutions adjusted service revenue	3,250	3,350	3,200	3,240
Commercial Solutions adjusted service revenue	1,150	1,200	1,175	1,195
Adjusted EBITDA	580	620	585	605
Adjusted net income	268	297	279	293

Adjusted diluted EPS	$2.55	$2.83	$2.66	$2.80
The Company anticipates that its 2018 effective tax rate will be between 27.0% and 28.0%, which takes into account the effect of the enactment of the Tax Cuts and Jobs Act (the "Tax Act"). The Company continues to expect to pay minimal cash taxes in the United States for 2018 due to the utilization of its net operating loss carryforwards.
Important disclosures in this earnings release about and reconciliations of non-GAAP measures, including Combined Company non-GAAP measures related to adjusted service revenue, adjusted income from operations, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA, to the nearest corresponding GAAP measures are provided below under "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures.”

Webcast and Conference Call Details
Syneos Health will host a conference call at 8:00 a.m. ET on November 6, 2018, to discuss its third quarter 2018 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please dial +1 877 930 8058 within the United States or +1 253 336 7551 outside the United States approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 6789942.
An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. ET on November 6, 2018. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 855 859 2056 within the United States or +1 404 537 3406 outside the United States. The audio replay ID is 6789942.
About Syneos Health
Syneos Health™ (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Created through the merger of two industry leading companies – INC Research and inVentiv Health – Syneos Health brings together more than 23,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies, and applies advanced business practices to speed its customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: reliance on key personnel; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; the Company's ability to adequately price its contracts and not overrun cost estimates; any adverse effects from the Company's customer or therapeutic area concentration; the Company's ability to maintain or generate new business awards; the Company's ability to increase its market share, grow its business, and execute its growth strategies; the Company's backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; risks associated with the integration of the Company's business with the business of inVentiv Health and its operation of the combined business following the closing of the Merger; the impact of adoption of the new accounting standard of recognizing revenue from customers; the impact of the Tax Act; the Company's ability to adequately price its contracts and not overrun cost estimates; fluctuations in the Company's financial results;and the other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. Syneos Health assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain Combined Company and Combined Segment non-GAAP financial measures, including adjusted service revenue, adjusted income from operations, adjusted operating margin, adjusted net income (including adjusted diluted earnings per share), EBITDA, and adjusted EBITDA, as well as current year metrics as if ASC 605 was still in effect. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. To aid investors and analysts with year-over-year comparability for the merged business, the Company has included "Combined Company" financial information that combines certain stand-alone INC Research and inVentiv Health financial information as if the Merger had taken place on January 1, 2017.

The Company defines Combined Company adjusted service revenue as the stand-alone INC Research and inVentiv Health service revenue as if the Merger had taken place on January 1, 2017 and adjusted to include revenue eliminated as a result of purchase accounting.
The Company defines Combined Company adjusted income from operations as income from operations excluding expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; and acquisition-related revaluation adjustments. The Company defines Combined Company adjusted operating margin as adjusted income from operations as a percentage of adjusted service revenue.
The Company defines Combined Company adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding the items excluded from adjusted income from operations mentioned previously, loss on extinguishment of debt, bridge financing fees, and other expense (income), net. After giving effect to these items, the Company has also included an adjustment to its income tax rate to reflect the expected long-term income tax rate and estimated impact of the enactment of the Tax Act.
EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; acquisition-related revaluation adjustments; other expense, net; and loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted income from operations, adjusted operating margin, and adjusted net income (including adjusted diluted earnings per share) are used by management and the Board to assess the Company's business.
Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Danielle DeForge Executive Director, External Communications Phone: +1 781 425 2624 Email: danielle.deforge@syneoshealth.com

Syneos Health, Inc. and Subsidiaries
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Service revenue	$1,114,918	$592,207	$3,244,644	$1,102,372
Reimbursable out-of-pocket expenses	—	230,121	—	493,009
Total revenue	1,114,918	822,328	3,244,644	1,595,381

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	539,570	405,798	1,619,620	722,643
Reimbursable out-of-pocket expenses	332,644	230,121	940,882	493,009
Selling, general, and administrative	96,943	88,855	296,420	176,320
Restructuring and other costs	19,349	6,670	41,647	12,626
Transaction and integration-related expenses	18,561	84,340	61,804	108,081
Asset impairment charges	—	30,000	—	30,000
Depreciation	17,639	14,049	53,224	26,279
Amortization	50,395	51,383	150,333	70,309
Total operating expenses	1,075,101	911,216	3,163,930	1,639,267
Income (loss) from operations	39,817	(88,888)	80,714	(43,886)

Other expense, net:
Interest income	1,004	501	3,498	765
Interest expense	(33,097)	(27,432)	(97,727)	(33,818)
Loss on extinguishment of debt	(1,789)	(102)	(3,914)	(102)
Other (expense) income, net	(4,346)	(5,953)	15,101	(16,164)
Total other expense, net	(38,228)	(32,986)	(83,042)	(49,319)
Income (loss) before provision for income taxes	1,589	(121,874)	(2,328)	(93,205)
Income tax expense	(11,983)	(26,124)	(19,058)	(30,217)
Net loss	$(10,394)	$(147,998)	$(21,386)	$(123,422)

Loss per share:
Basic	$(0.10)	$(1.70)	$(0.21)	$(1.90)
Diluted	$(0.10)	$(1.70)	$(0.21)	$(1.90)
Weighted average common shares outstanding:
Basic	103,012	87,152	103,453	65,097
Diluted	103,012	87,152	103,453	65,097

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$132,402	$321,262
Restricted cash	2,202	714
Accounts receivable billed, net	656,682	642,985
Accounts receivable unbilled	347,894	373,003
Contract assets	136,824	—
Prepaid expenses and other current assets	80,418	84,215
Total current assets	1,356,422	1,422,179
Property and equipment, net	175,128	180,412
Goodwill	4,352,825	4,292,571
Intangible assets, net	1,189,665	1,286,050
Deferred income tax assets	32,702	20,159
Other long-term assets	102,951	84,496
Total assets	$7,209,693	$7,285,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,204	$58,575
Accrued liabilities	527,225	500,303
Contract liabilities	709,027	559,270
Current portion of capital lease obligations	16,603	16,414
Current portion of long-term debt	62,050	25,000
Total current liabilities	1,397,109	1,159,562
Capital lease obligations, non-current	21,568	20,376
Long-term debt, non-current	2,775,631	2,945,934
Deferred income tax liabilities	58,612	37,807
Other long-term liabilities	123,745	99,609
Total liabilities	4,376,665	4,263,288

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value; 600,000,000 shares authorized, 103,223,093 and 104,435,501 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,032	1,044
Additional paid-in capital	3,390,734	3,414,389
Accumulated other comprehensive loss, net of tax	(53,735)	(22,385)
Accumulated deficit	(505,003)	(370,469)
Total shareholders' equity	2,833,028	3,022,579
Total liabilities and shareholders' equity	$7,209,693	$7,285,867

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(21,386)	$(123,422)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	203,557	96,588
Amortization of capitalized loan fees and original issue discount, net of Senior Notes premium	85	759
Share-based compensation	26,045	50,928
(Recovery of) provision for doubtful accounts	(3,453)	1,477
(Benefit from) provision for deferred income taxes	(721)	12,733
Foreign currency transaction adjustments	(14,927)	6,264
Asset impairment charges	—	30,000
Fair value adjustment of contingent tax-sharing obligation	3,582	—
Loss on extinguishment of debt	3,914	102
Other non-cash items	3,084	1,404
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, unbilled services, and advanced billings	(48,802)	39,618
Accounts payable and accrued expenses	5,371	(10,132)
Other assets and liabilities	34,651	3,427
Net cash provided by operating activities	191,000	109,746
Cash flows from investing activities:
Payments associated with business acquisitions, net of cash acquired	(90,890)	(1,678,381)
Purchases of property and equipment	(42,963)	(28,153)
Other, net	—	107
Net cash used in investing activities	(133,853)	(1,706,427)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount	—	2,598,000
Payments of debt financing costs	(3,062)	(25,476)
Repayments of long-term debt	(354,396)	(475,097)
Proceeds from accounts receivable financing agreement	183,600	—
Proceeds from revolving line of credit	—	15,000
Repayments of revolving line of credit	—	(40,000)
Redemption of Senior Notes and associated breakage fees	—	(290,250)
Payments of capital leases	(12,664)	(3,586)
Payments for repurchase of common stock	(74,985)	—
Proceeds from exercise of stock options	18,042	17,048
Payments related to tax withholding for share-based compensation	(3,212)	(5,391)
Net cash (used in) provided by financing activities	(246,677)	1,790,248
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,158	8,883
Net change in cash, cash equivalents, and restricted cash	(187,372)	202,450
Cash, cash equivalents, and restricted cash - beginning of period	321,976	103,078
Cash, cash equivalents, and restricted cash - end of period	$134,604	$305,528

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted service revenue:
Service revenue, as reported	$1,114,918	$(327,416)	$787,502	$592,207
Pre-merger inVentiv service revenue	—	—	—	161,168
Combined Company service revenue, before adjustments	1,114,918	(327,416)	787,502	753,375
Acquisition-related deferred revenue adjustment (a)	2,937	(2,739)	198	13,198
Combined Company adjusted service revenue	1,117,855	(330,155)	787,700	766,573
Reimbursable out-of-pocket expenses, as reported	—	332,853	332,853	230,121
Pre-merger inVentiv reimbursable out-of-pocket expenses	—	—	—	42,446
Combined Company adjusted total revenue	$1,117,855	$2,698	$1,120,553	$1,039,140

Combined Company segment adjusted service revenue:
Clinical Solutions service revenue, as reported	$819,203	$(275,766)	$543,437	$432,780
Pre-merger inVentiv Clinical Solutions service revenue	—	—	—	88,558
Combined Company Clinical Solutions service revenue, before adjustments	819,203	(275,766)	543,437	521,338
Acquisition-related deferred revenue adjustment (a)	2,937	(2,739)	198	12,051
Combined Company Clinical Solutions adjusted service revenue	822,140	(278,505)	543,635	533,389
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	281,209	281,209	202,269
Pre-merger inVentiv Clinical Solutions reimbursable out-of-pocket expenses	—	—	—	30,453
Combined Company Clinical Solutions total revenue	$822,140	$2,704	$824,844	$766,111

Commercial Solutions service revenue, as reported	$295,715	$(51,650)	$244,065	$159,427
Pre-merger inVentiv Commercial Solutions service revenue	—	—	—	72,610
Combined Company Commercial Solutions service revenue, before adjustments	295,715	(51,650)	244,065	232,037
Acquisition-related deferred revenue adjustment (a)	—	—	—	1,147
Combined Company Commercial Solutions adjusted service revenue	295,715	$(51,650)	$244,065	$233,184
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	51,644	51,644	27,852
Pre-merger inVentiv Commercial Solutions reimbursable out-of-pocket expenses	—	—	—	11,993
Combined Company Commercial Solutions total revenue	$295,715	$(6)	$295,709	$273,029

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted service revenue:
Service revenue, as reported	$3,244,644	$(900,623)	$2,344,021	$1,102,372
Pre-merger inVentiv service revenue	—	—	—	1,202,170
Combined Company service revenue, before adjustments	3,244,644	(900,623)	2,344,021	2,304,542
Acquisition-related deferred revenue adjustment (a)	10,543	(7,825)	2,718	27,014
Combined Company adjusted service revenue	3,255,187	(908,448)	2,346,739	2,331,556
Reimbursable out-of-pocket expenses, as reported	—	942,396	942,396	493,009
Pre-merger inVentiv reimbursable out-of-pocket expenses	—	—	—	347,702
Combined Company adjusted total revenue	$3,255,187	$33,948	$3,289,135	$3,172,267

Combined Company segment adjusted service revenue:
Clinical Solutions service revenue, as reported	$2,389,955	$(759,711)	$1,630,244	$937,781
Pre-merger inVentiv Clinical Solutions service revenue	—	—	—	616,594
Combined Company Clinical Solutions service revenue, before adjustments	2,389,955	(759,711)	1,630,244	1,554,375
Acquisition-related deferred revenue adjustment (a)	9,729	(7,825)	1,904	24,328
Combined Company Clinical Solutions adjusted service revenue	2,399,684	(767,536)	1,632,148	1,578,703
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	794,604	794,604	465,157
Pre-merger inVentiv Clinical Solutions reimbursable out-of-pocket expenses	—	—	—	223,121
Combined Company Clinical Solutions total revenue	$2,399,684	$27,068	$2,426,752	$2,266,981

Commercial Solutions service revenue, as reported	$854,689	$(140,912)	$713,777	$164,591
Pre-merger inVentiv Commercial Solutions service revenue	—	—	—	585,576
Combined Company Commercial Solutions service revenue, before adjustments	854,689	(140,912)	713,777	750,167
Acquisition-related deferred revenue adjustment (a)	814	—	814	2,686
Combined Company Commercial Solutions adjusted service revenue	855,503	$(140,912)	$714,591	$752,853
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	147,792	147,792	27,852
Pre-merger inVentiv Commercial Solutions reimbursable out-of-pocket expenses	—	—	—	124,581
Combined Company Commercial Solutions total revenue	$855,503	$6,880	$862,383	$905,286

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
unaudited)

	Three Months Ended September 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company EBITDA and adjusted EBITDA:
Net (loss) income, as reported	$(10,394)	$8,619	$(1,775)	$(147,998)
Pre-merger inVentiv net loss	—	—	—	(26,070)
Combined Company net (loss) income, before adjustments	(10,394)	8,619	(1,775)	(174,068)
Interest expense, net	32,093	—	32,093	39,431
Income tax expense (benefit)	11,983	(3,854)	8,129	8,813
Depreciation	17,639	—	17,639	18,285
Amortization (b)	50,395	—	50,395	71,039
EBITDA	101,716	4,765	106,481	(36,500)
Acquisition-related deferred revenue adjustment (a)	2,937	(2,739)	198	13,198
Restructuring and other costs (c)	19,349	—	19,349	12,159
Transaction and integration-related expenses (d)	18,561	—	18,561	100,871
Asset impairment charges (e)	—	—	—	30,000
Share-based compensation (f)	9,791	—	9,791	9,336
Monitoring and advisory fees (i)	—	—	—	1,028
Acquisition-related revaluation adjustments (j)	—	—	—	2,389
Other expense, net (k)	4,346	—	4,346	6,269
Loss on extinguishment of debt (l)	1,789	—	1,789	102
Combined Company adjusted EBITDA	$158,489	$2,026	$160,515	$138,852
Adjusted EBITDA Margin	14.2%		20.4%	18.1%

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company EBITDA and adjusted EBITDA:
Net (loss) income, as reported	$(21,386)	$31,337	$9,951	$(123,422)
Pre-merger inVentiv net loss	—	—	—	(105,577)
Combined Company net (loss) income, before adjustments	(21,386)	31,337	9,951	(228,999)
Interest expense, net	94,229	—	94,229	119,837
Income tax expense (benefit)	19,058	2,447	21,505	(15,663)
Depreciation	53,224	—	53,224	57,860
Amortization (b)	150,333	—	150,333	218,488
EBITDA	295,458	33,784	329,242	151,523
Acquisition-related deferred revenue adjustment (a)	10,543	(7,825)	2,718	27,014
Restructuring and other costs (c)	41,647	—	41,647	28,006
Transaction and integration-related expenses (d)	61,804	—	61,804	133,727
Asset impairment charges (e)	—			30,000
Share-based compensation (f)	25,954	—	25,954	32,033
Discretionary bonus accrual reversal (g)	—	—	—	(5,953)
R&D tax credit adjustment (h)	—	—	—	(6,030)
Monitoring and advisory fees (i)	—	—	—	7,538
Acquisition-related revaluation adjustments (j)	—	—	—	4,408
Other expense (income), net (k)	(15,101)	—	(15,101)	22,085
Loss on extinguishment of debt (l)	3,914	—	3,914	102
Combined Company adjusted EBITDA	$424,219	$25,959	$450,178	$424,453
Adjusted EBITDA Margin	13.0%		19.2%	18.2%

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted net income:
Net (loss) income, as reported	$(10,394)	$8,619	$(1,775)	$(147,998)
Pre-merger inVentiv net loss	—	—	—	(26,070)
Combined Company net (loss) income, before adjustments	(10,394)	8,619	(1,775)	(174,068)
Acquisition-related deferred revenue adjustment (a)	2,937	(2,739)	198	13,198
Amortization (b)	50,395	—	50,395	71,039
Restructuring and other costs (c)	19,349	—	19,349	12,159
Transaction and integration-related expenses (d)	18,561	—	18,561	100,871
Asset impairment charges (e)	—	—	—	30,000
Share-based compensation (f)	9,791	—	9,791	9,336
Monitoring and advisory fees (i)	—	—	—	1,028
Acquisition-related revaluation adjustments (j)	—	—	—	2,389
Other expense, net (k)	4,346	—	4,346	6,269
Loss on extinguishment of debt (l)	1,789	—	1,789	102
Bridge financing fee (m)	—	—	—	5,815
Income tax adjustment to normalized rate (n)	(17,926)	(4,409)	(22,335)	(21,592)
Combined Company adjusted net income	$78,848	$1,471	$80,319	$56,546

Combined Company diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	103,012	—	103,012	87,152
Effect of certain securities considered anti-dilutive under GAAP (o)	1,621	—	1,621	1,534
Estimated additional dilutive shares outstanding as a result of the Merger (p)	—	—	—	16,961
Combined Company diluted weighted average common shares outstanding	104,633		104,633	105,647

Adjusted diluted earnings per share	$0.75		$0.77	$0.54

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30,
	2018	2018	2018	2017
	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
Combined Company adjusted net income:
Net (loss) income, as reported	$(21,386)	$31,337	$9,951	$(123,422)
Pre-merger inVentiv net loss	—	—	—	(105,577)
Combined Company net (loss) income, before adjustments	(21,386)	31,337	9,951	(228,999)
Acquisition-related deferred revenue adjustment (a)	10,543	(7,825)	2,718	27,014
Amortization (b)	150,333	—	150,333	218,488
Restructuring and other costs (c)	41,647	—	41,647	28,006
Transaction and integration-related expenses (d)	61,804	—	61,804	133,727
Asset impairment charges (e)	—	—	—	30,000
Share-based compensation (f)	25,954	—	25,954	32,033
Discretionary bonus accrual reversal (g)	—	—	—	(5,953)
R&D tax credit adjustment (h)	—	—	—	(6,030)
Monitoring and advisory fees (i)	—	—	—	7,538
Acquisition-related revaluation adjustments (j)	—	—	—	4,408
Other expense (income), net (k)	(15,101)	—	(15,101)	22,085
Loss on extinguishment of debt (l)	3,914	—	3,914	102
Bridge financing fee (m)	—	—	—	5,815
Income tax adjustment to normalized rate (n)	(57,053)	(4,690)	(61,743)	(104,032)
Combined Company adjusted net income	$200,655	$18,822	$219,477	$164,202

Combined Company diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	103,453	1,208	104,661	65,097
Effect of certain securities considered anti-dilutive under GAAP (o)	1,208	—	—	1,275
Estimated additional dilutive shares outstanding as a result of the Merger (p)	—	—	—	38,938
Combined Company diluted weighted average common shares outstanding	104,661	1,208	104,661	105,310

Adjusted diluted earnings per share	$1.92		$2.10	$1.56

a.	Represents non-cash adjustments resulting from the revaluation of deferred revenue and the subsequent elimination of revenue in purchase accounting in connection with business combinations.

b.	Represents the amortization of intangible assets associated with acquired customer relationships, backlog, and trademarks.

c.
Restructuring and other costs consist primarily of: (i) severance costs associated with a reduction/optimization of the Company's workforce in line with the Company's expectations of future business operations, (ii) consulting costs incurred for the continued consolidation of legal entities and restructuring of the Company's contract management process to meet the requirements of accounting regulation changes, and (iii) termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

d.	Represents fees associated with corporate transactions and integration-related activities which primarily relate to the Merger in 2017.

e.	Represents impairment charges associated with the INC Research trade name due to the Company’s relaunch under the Syneos Health trade name in January 2018.

f.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.

g.	Represents inVentiv Health discretionary bonus accruals from the prior year that were reversed in periods prior to the Merger.

h.	Represents additional research and development tax credits in certain international locations for expenses incurred and recorded as a reduction of direct costs.

i.	Represents the annual sponsor management fee previously paid pursuant to the THL and Advent Management Agreement with inVentiv Health.

j.	Represents non-cash adjustments resulting from the revaluation of certain items such as facilities and vehicle leases in connection with inVentiv Health's Merger with Advent in 2016.

k.	Represents other (income) expense comprised primarily of foreign exchange gains and losses.

l.	Represents loss on extinguishment of debt associated with the debt prepayments and refinancing activities.

m.	Represents bridge financing fees incurred by the Company related to its 2017 Credit Agreement prior to the Merger.

n.
Represents the income tax effect of the Combined Company non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 27.5% in 2018 and 35.0% in 2017. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

o.
Represents the weighted average number of equity-based awards issued under the Company's equity incentive plans calculated using the treasury stock method that were excluded from shares used in computing GAAP diluted net loss per share due to reporting a net loss under GAAP for the period.

p.
Represents the estimated impact on the dilutive weighted average shares outstanding of shares and equity-based awards issued by the Company as a result of the Merger had the Merger occurred on January 1, 2017. The amount consists of the shares issued to inVentiv Health's shareholders on August 1, 2017 and the fully vested stock option awards and restricted stock units issued under the equity incentive plans formerly related to inVentiv Health that were assumed by the Company in the Merger.

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Full Year 2018 Guidance
(in millions, except per share data)
(unaudited)

	Full Year 2018 - ASC 606
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High
GAAP net income and diluted earnings per share	$(0.5)	$(1.1)	$(0.00)	$(0.01)
Adjustments:
Amortization (a)	200.0	200.0
Share-based compensation (a)	36.9	36.9
Restructuring and other costs (a)	51.5	51.5
Transaction and integration-related expenses (a)	77.0	77.0
Merger-related deferred revenue adjustment (a)	13.5	13.5
Other (a)	(11.0)	(11.0)
Income tax effect of above adjustments (b)	(88.4)	(73.8)
Adjusted net income and adjusted diluted earnings per share	$279.0	$293.0	$2.66	$2.80

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.

(b)
Income tax expense is calculated and the adjustments are tax-affected at an approximate rate of 27% - 28%, which represents the estimated range of the Company's full year non-GAAP effective tax rate and takes into account the estimated effect of the enactment of the Tax Act.